Exhibit 3.1
SURVIVING COMPANY MEMORANDUM OF ASSOCIATION
FORM No. 2
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)
Aspen Insurance Holdings Limited
1.    The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.
2.    We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Compass Administration Services Ltd. Crawford House 50 Cedar Avenue Hamilton HM 11 Bermuda	Yes	Bermuda	1
Do hereby agree to take such number of shares of the Company as may be allotted to us by the provisional director of the Company, not exceeding the number of shares for which we have subscribed, and to .satisfy such calls as may be made by the directors, provisional director or promoters of the Company in respect of the shares allotted to us respectively.

3.    The Company is to be a ~~local~~/exempted* Company as defined by the Companies Act 1981, as amended (the "Companies Act").
4.    The authorized share capital of the Company is US$977,168.37 divided into 750,000,000 Class A ordinary shares of par value US$0.001 each and 150,000,000 preference shares of par value US$0.0015144558, pursuant to section 45(1)(a)(i) of the Companies Act.
5.    The objects for which the Company is formed and incorporated are: - unrestricted
6.    The following are provisions regarding the powers of the Company—
(i) has the powers of a natural person;
(ii) subject to Section 42 of the Companies Act, has the power to issue preference shares which at the option of the holders thereof are liable to be redeemed;
(iii) has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act;
(iv) has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act.
*Delete as applicable)
Signed by the subscriber in the presence of at least one witness attesting the signature thereof: -

/s/ Neil Horner	/s/ Susan Wang
Neil Horner, Duly authorized for an on behalf Of Compass Administration Services Ltd. Provisional Director	Susan Wang

(Subscribers)	(Witnesses)
Subscribed this 21st August 2025